QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2001

Aon CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7933 (Commission File Number)	36-3051915 (IRS Employer Identification No.)
200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant's Telephone Number, Including Area Code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

    On December 3, 2001 Aon Corporation (the "Company") issued a press release announcing the filing of a $750 million universal shelf registration statement with the Securities and Exchange Commission. A copy of the press release is being filed as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) - (b)	Not applicable.
(c)	Exhibits.
Exhibit Number	Description of Exhibits

99	Press release issued by the Company on December 3, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION
By:	/s/ RAYMOND I. SKILLING Raymond I. Skilling Executive Vice President and Chief Counsel

Date: December 4, 2001

EXHIBIT INDEX

    The following is a list of the exhibits filed herewith.

Exhibit Number	Description of Exhibit

99	Press release issued by the Company on December 3, 2001.

QuickLinks

SIGNATURES
EXHIBIT INDEX